               SECURITIES AND EXCHANGE COMMISSION
                    WASHINGTON, D.C. 20549


                         FORM 8-K/A
                       AMENDMENT NO. 1


   Current Report Pursuant to Section 13 or 15(d) of
                The Securities Act of 1934


                    December 31, 1997
     Date of Report (Date of earliest event reported)


                     LARSCOM INCORPORATED
    (Exact name of registrant as specified in its charter)

               COMMISSION FILE NUMBER: 1-12491

               DELAWARE                    94-2362692
     (State or other jurisdiction of    (I.R.S Employer
     incorporation or organization)     Identification No.)

     1845 McCANDLESS DRIVE                       95035
     MILPITAS, CALIFORNIA                      (ZIP Code)
 (Address of principal executive offices)

                        (408) 941-4000
     (Registrant's telephone number, including area code)


                        NOT APPLICABLE
    (Former name or address, if changed since last report)


This amendment to Larscom Incorporated (the "Registrant") Form 8-K dated December 31, 1997 is being filed to provide the information required by Item 7, Financial Statements and Pro Forma Financial Information, which pursuant to Item 7(a)(4) of Form 8-K permits the Registrant to file the required financial statements of the business acquired and pro forma financial information within 60 days of the due date of the original Form 8-K.

                                                           Page
                                                           ----
Item 7.   PRO FORMA FINANCIAL INFORMATION
          (a) Financial Statements of Business Acquired     3

          (b) Pro Forma Financial Information              22

          (c) Exhibits                                     27

Item 7.  PRO FORMA FINANCIAL INFORMATION
         (a) Financial Statements of Business Acquired




                         NetEdge Systems, Inc.

                Audited Consolidated Financial Statements

     Nine months ended September 30, 1997 and year ended December 31, 1996




                              CONTENTS

Report of Independent Auditors............................................... 4

Audited Consolidated Financial Statements

Consolidated Balance Sheets.................................................. 5
Consolidated Statements of Operations........................................ 7
Consolidated Statements of Redeemable Preferred Stock and
  Shareholders' Deficit...................................................... 8
Consolidated Statements of Cash Flows........................................10
Notes to Consolidated Financial Statements...................................11

                        Report of Independent Auditors


The Board of Directors and Shareholders
NetEdge Systems, Inc.


We have audited the accompanying consolidated balance sheets of NetEdge Systems, Inc. and subsidiaries as of September 30, 1997 and December 31, 1996 and the related consolidated statements of operations, redeemable preferred stock and shareholders' deficit, and cash flows for the nine months ended September 30, 1997 and for the year ended December 31, 1996. These financial statements are the responsibility of the company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.
An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of NetEdge Systems, Inc. and subsidiaries as of September 30, 1997 and December 31, 1996, and the consolidated results of their operations and their cash flows for the nine months ended September 30, 1997 and for the year ended December 31, 1996, in conformity with generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As more fully described in Note 1, the Company has incurred recurring operating losses and has a working capital deficiency. These conditions raise substantial doubt about the company's ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 1. The financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification that may result from the outcome of this uncertainty.

/s/ Ernst & Young LLP
-----------------------------
Ernst & Young LLP



November 7, 1997

                              NetEdge Systems, Inc.

                           Consolidated Balance Sheets

                                                     September 30   December 31
                                                         1997           1996
                                                     -------------  ------------
ASSETS
Current assets:
  Cash and cash equivalents                          $  1,062,534   $  2,101,348
  Cash in escrow                                                -        113,200
  Accounts receivable, net of allowances of
    $256,000 and $542,000 at September 30,
     1997 and December 31, 1996, respectively           1,124,210      1,674,978
  Inventories                                           1,648,474      1,082,913
  Prepaid expenses and other current assets               157,646        379,980
                                                     -------------  ------------
Total current assets                                    3,992,864      5,352,419

Property and equipment:
  Laboratory and manufacturing equipment                2,758,407      2,707,403
  Computer equipment and software                       4,382,147      4,254,951
  Furniture and fixtures                                1,040,678      1,059,881
  Leasehold improvements                                  173,961        172,805
                                                     -------------  ------------
                                                        8,355,193      8,195,040
Accumulated depreciation and amortization              (5,658,158)    (4,123,767)
                                                     -------------  ------------
                                                        2,697,035      4,071,273

Notes receivable from employees                                 -         75,000
Other assets                                              126,633        122,720
                                                     -------------  ------------
Total assets                                         $  6,816,532   $  9,621,412
                                                     -------------  ------------
                                                     -------------  ------------

                                                      September 30   December 31
                                                          1997          1996
                                                     -------------   ------------
LIABILITIES AND SHAREHOLDERS' DEFICIT
Current liabilities:
  Accounts payable and accrued expenses                $ 1,870,312   $  2,244,496
  Warranty accrual                                         945,688        953,875
  Deferred revenue                                         336,229        132,364
  Revolving line of credit                                       -      2,000,000
  Accrued retention bonus                                1,369,000              -
  Current portion of capital lease obligations             499,309        869,636
                                                     -------------   ------------
Total current liabilities                                5,020,538      6,200,371

Capital lease obligations, less current portion            236,802        572,761

Redeemable preferred stock:
  Class A Convertible Voting, $.01 par value;
    $31 per share liquidation value;
    authorized, issued and outstanding,
    56,452 shares                                        1,750,012      1,750,012
  Class B Convertible Voting, $.01 par value;
    $70 per share liquidation value;
    authorized 50,000 shares; issued and
    outstanding, 36,069 shares                           2,524,830      2,524,830
  Class C Convertible Voting, $.01 par value;
    $117 per share liquidation value;
    authorized 43,000 shares; issued and
    outstanding, 11,420 shares                           1,330,091      1,330,091
  Class D Convertible Voting, $.01 par value,
    $4 per share liquidation value;
    authorized 3,500,000 shares, issued and
    outstanding 2,768,750 shares                        11,075,000     11,075,000
  Class E Convertible Voting, $.01 par value;
    $4 per share liquidation value;
    authorized, issued and outstanding,
    2,100,000 shares                                     8,400,000              -

Shareholders' deficit:
  Common stock, $.01 par value; authorized,
    20,000,000 shares; issued 5,421,716
    and 5,324,428 shares at September 30, 1997
    and December 31, 1996, respectively;
    outstanding 5,337,966 and 5,240,678 shares at
    September 30, 1997 and December 31,
    1996, respectively                                      53,380         52,407
  Additional paid-in-capital                            17,474,796     17,601,484
  Accumulated deficit                                  (41,048,917)   (31,485,544)
                                                     -------------   ------------
Total shareholders' deficit                            (23,520,741)   (13,831,653)
                                                     -------------   ------------
Total liabilities and shareholders' deficit           $  6,816,532   $  9,621,412
                                                     -------------   ------------
                                                     -------------   ------------

SEE ACCOMPANYING NOTES.

                               NetEdge Systems, Inc.

                       Consolidated Statements of Operations



                                                Nine months ended    Year ended
                                                    September 30      December 31
                                                        1997            1996
                                                 ----------------   -------------
Net sales                                            $  8,155,812   $ 17,310,459
Cost of sales                                           4,398,623      8,575,167
                                                     ------------   ------------
Gross margin                                            3,757,189      8,735,292

Costs and expenses:
  Research and development                              5,268,400      6,880,792
  Selling and marketing                                 4,578,160      7,482,948
  General and administrative                            1,294,622      1,747,760
  Retention bonus                                       1,369,000              -
  Restructuring charge                                    716,846              -
                                                     ------------   ------------
                                                       13,227,028     16,111,500
                                                     ------------   ------------
Loss from operations                                   (9,469,839)    (7,376,208)

Other income (expense):
  Interest income                                          73,059        223,379
  Interest expense                                       (166,593)      (263,736)
                                                     ------------   ------------
Net loss                                             $ (9,563,373)  $ (7,416,565)
                                                     ------------   ------------
                                                     ------------   ------------

SEE ACCOMPANYING NOTES.

                            NetEdge Systems, Inc.

             Consolidated Statements of Redeemable Preferred Stock
                         and Shareholders' Deficit


                                                                   Redeemable Preferred Stock
                                                         Class A               Class B                Class C
                                                    -------------------   -------------------    --------------------
                                                    Shares    Amount      Shares     Amount       Shares     Amount
                                                    ------  -----------   ------   ----------     ------   ---------
Balance at December 31, 1995                        56,452   $1,750,012   36,069   $2,524,830     11,427   $1,330,910
  Redeemed stock                                         -            -        -            -         (7)        (819)
  Exercise of stock options                              -            -        -            -          -            -
  Issuance of stock in consideration
    of services rendered                                 -            -        -            -          -            -
  Net loss for the year                                  -            -        -            -          -            -
                                                    ------  -----------   ------   ----------     ------   ---------
Balance at December 31, 1996                        56,452    1,750,012   36,069    2,524,830     11,420    1,330,091
  Issuance of stock                                      -            -        -            -          -            -
  Exercise of stock options                              -            -        -            -          -            -
  Cancellation of shares                                 -            -        -            -          -            -
  Net loss for the period                                -            -        -            -          -            -
                                                    ------  -----------   ------   ----------     ------   ---------
Balance at September 30, 1997                       56,452   $1,750,102   36,069   $2,524,830     11,420   $1,330,091
                                                    ------  -----------   ------   ----------     ------   ---------
                                                    ------  -----------   ------   ----------     ------   ---------

             Redeemable Preferred Stock           X
         Class D                  Class E         X     Common Stock      Additional                       Total
------------------------  ----------------------- X  ------------------    Paid-In     Accumulated    Shareholders'
  Shares      Amount          Shares     Amount   X    Shares    Amount    Capital        Deficit        Deficit
---------   -----------   ----------- ----------- X  ---------   -------  -----------   ------------   -------------
                                                  X
2,768,750   $11,075,000            -  $         - X  5,024,010   $50,240  $17,389,045   $(24,068,979)  $ (6,629,694)
   -                  -            -            - X          -         -            -              -              -
   -                  -            -            - X    212,918     2,129      195,827              -        197,956
                                                  X
   -                  -            -            - X      3,750        38       16,612              -         16,650
   -                  -            -            - X          -         -            -     (7,416,565)    (7,416,565)
                                                  X
---------   -----------    ---------   ---------- X  ---------   -------  ----------    ------------   ------------
2,768,750    11,075,000            -            - X  5,240,678    52,407   17,601,484    (31,485,544)   (13,831,653)
   -                  -    2,100,000    8,400,000 X          -         -     (221,792)                     (221,792)
   -                  -            -            - X     99,788       998       95,079              -         96,077
   -                  -            -            - X     (2,500)      (25)          25              -              -
   -                  -            -            - X          -         -            -     (9,563,373)    (9,563,373)
                                                  X
---------   -----------    ---------   ---------- X  ---------   -------  ----------    ------------   ------------
2,768,750   $11,075,000    2,100,000   $8,400,000 X  5,337,966   $53,380  $17,474,796   $(41,048,917)  $(23,520,741)
---------   -----------    ---------   ---------- X  ---------   -------  ----------    ------------   ------------
---------   -----------    ---------   ---------- X  ---------   -------  ----------    ------------   ------------

SEE ACCOMPANYING NOTES.

                             NetEdge Systems, Inc.

                   Consolidated Statements of Cash Flows

                                                       Nine Months
                                                         ended        Year ended
                                                      September 30    December 31
                                                          1997           1996
                                                     -------------  --------------
OPERATING ACTIVITIES
Net loss                                               $ (9,563,373)  $ (7,416,565)
Adjustments to reconcile net loss to net cash
 used in operating activities:
  Depreciation and amortization                           1,645,431      1,924,418
  Common stock issued for services                                -         16,650
  Changes in operating assets and liabilities:
    Accounts receivable, trade (net)                        550,768       2,415,064
    Inventories (net)                                      (565,561)        993,566
    Prepaid expenses and other assets                       270,349        (218,068)
    Accounts payable, accrued expenses and warranty
      accrual                                              (382,371)       (369,585)
    Deferred revenue                                        203,865        (145,146)
    Accrued retention bonus                               1,369,000               -
                                                       ------------    ------------
Net cash used in operating activities                    (6,471,892)     (2,799,666)

INVESTING ACTIVITIES
Changes in escrowed cash                                    113,200         897,355
Acquisition of property and equipment (net)                (248,121)     (1,040,030)
Sale of short-term investments                                    -       3,828,340
                                                       ------------    ------------
Net cash (used in) provided by investing activities        (134,921)      3,685,665

FINANCING ACTIVITIES
Redemption of preferred stock                                     -            (819)
Proceeds from issuance of redeemable preferred
  stock and warrants, net of issuance costs               8,178,208               -
Exercise of stock options                                    96,077         197,956
Receipts on line of credit                                        -       2,000,000
Payments on line of credit                               (2,000,000)     (1,000,000)
Principal repayments of capital lease obligations          (706,286)       (885,562)
                                                       ------------    ------------
Net cash provided by financing activities                 5,567,999         311,575
                                                       ------------    ------------

(Decrease) increase in cash and cash equivalents         (1,038,814)      1,197,574
Cash and cash equivalents at beginning of period          2,101,348         903,774
                                                       ------------    ------------
Cash and cash equivalents at end of period             $  1,062,534    $  2,101,348
                                                       ------------    ------------
                                                       ------------    ------------

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
Cash paid for interest                                  $   166,593     $  263,736
                                                       ------------    ------------
                                                       ------------    ------------

SEE ACCOMPANYING NOTES.

                              NetEdge Systems, Inc.

                  Notes to Consolidated Financial Statements


1. BUSINESS OF THE COMPANY AND SIGNIFICANT ACCOUNTING POLICIES

NetEdge Systems, Inc. ("NetEdge" or the "Company") was incorporated in 1993 under the laws of Delaware. The Company designs, develops and markets a family of multi-service access concentrators that enable voice and data carriers to offer value-added services to multiple customers over common asynchronous transfer mode ("ATM") infrastructures. This technology improves performance, quality of service and reduces cost of deployment over conventional networking. NetEdge began shipping its products in May, 1994.

The Company was originally a wholly owned subsidiary of Fibercom, Inc. ("Fibercom"), a contractor for government and private enterprises specializing in fiber-optic technology. In July 1994, substantially all of the assets relating to the operations of FiberCom were sold to a third party. The remaining entities, the FiberCom "shell" and the NetEdge subsidiary, merged for the purpose of continuing the business of the NetEdge subsidiary and the merged corporation was renamed NetEdge Systems, Inc.

The Company's primary market includes established telephone carriers such as RBOCs, long distance companies, alternate carriers and internet service providers. NetEdge sells direct and relies on its relationships with value-added resellers and original equipment manufacturers to distribute its products on a worldwide basis.

BASIS OF PRESENTATION

As of September 30, 1997, the Company has a net working capital deficiency of $1,027,674. The Company is not generating sufficient revenues from its operations to fund its activities and therefore is dependent on additional financing from external sources. Such factors raise substantial doubt about the Company's ability to continue as a going concern. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty. Management has entered into a letter of intent to sell the Company to a corporate purchaser. There is no assurance that the planned sale will close. The inability to obtain additional financing or sell the company would have a material adverse effect on the Company.

The consolidated financial statements include the accounts of NetEdge Systems, Inc. and its wholly-owned subsidiaries, NetEdge Systems
International B.V. and NetEdge Systems (UK) Limited. International sales, primarily in Europe and the UK, were approximately $2,145,000 during the nine months ended September 30, 1997 and $3,194,000 during the year ended December 31, 1996, respectively. All significant intercompany balances and transactions have been eliminated in consolidation.

USE OF ESTIMATES

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

                           NetEdge Systems, Inc.

1. BUSINESS OF THE COMPANY AND SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

SALES AND ACCOUNTS RECEIVABLE

The Company markets its products to a global customer base. To date, the majority of sales have been to U.S. customers.

Revenues from significant customers, those representing 10% or more of total revenues for the respective periods, are summarized as follows:

                             Nine months ended      Year ended
                               September 30         December 31
                                   1997                 1996
                             ------------------------------------
Customer 1                          45.9%                 50.1%
Customer 2                          14.9%                    -

Additionally, four customers accounted for 62% and 77% of accounts receivable at September 30, 1997 and December 31, 1996, respectively.

The Company's principal financial instrument subject to potential concentration of credit risk is accounts receivable which are unsecured. The Company performs ongoing credit evaluations of customers and provides an allowance for estimated uncollectible amounts.

CASH AND CASH EQUIVALENTS

The Company considers all highly liquid investments with a maturity of three months or less when purchased to be cash equivalents.

INVENTORIES

Inventories are stated at the lower of cost or market. Cost is determined using the first-in, first-out (FIFO) cost flow assumption.

PROPERTY AND EQUIPMENT

Property and equipment are stated at cost. Depreciation is determined for financial reporting purposes using the straight-line method over the estimated useful lives (three to five years) of the individual assets or, for leasehold improvements, over the terms of the related leases if shorter. Depreciation expense (including amortization of equipment leased under capital leases) amounted to $1,622,000 during the nine months ended September 30, 1997 and $1,875,000 during the year ended December 31, 1996. Straight-line and accelerated methods of depreciation are used for income tax purposes.

                        NetEdge Systems, Inc.

1. BUSINESS OF THE COMPANY AND SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

REVENUE RECOGNITION

Net sales consist primarily of products shipped to voice and data carriers, ATM equipment vendors and large corporate customers. Net product sales also include sales of certain ancillary products and services.

Generally, revenue is recognized when products are shipped. Deferred revenue results from specific contractual terms for certain product sales and maintenance services.

PRODUCT WARRANTIES

The Company provides warranties on substantially all of its products and provides an accrual for estimated future warranty costs.

RESEARCH AND DEVELOPMENT

Research and development costs are expensed as incurred.

INCOME TAXES

The Company accounts for income taxes using the liability method. Under the liability method, deferred tax assets and liabilities are determined based on differences between the financial reporting and tax bases of assets and liabilities.

ADVERTISING EXPENSE

The cost of advertising is expensed as incurred. Advertising expense was approximately $215,000 during the nine months ended September 30, 1997 and $431,000 during the year ended December 31, 1996.

IMPACT OF RECENTLY ISSUED ACCOUNTING STANDARDS

In 1997, the Financial Accounting Standards Board issued Statement No. 130, "Reporting Comprehensive Income" ("SFAS 130") which addresses reporting amounts of other comprehensive income. The Company does not believe that the adoption of this new standard will have a material impact on the financial statements.

                           NetEdge Systems, Inc.

2. INVENTORIES

Inventories consist of the following:

                                                      September 30    December 31
                                                          1997           1996
                                                     ----------------------------
Electronic parts and other components                $  1,343,582    $   657,182
Work-in-process                                           160,083        329,304
Finished goods                                            969,533        714,155
                                                     ----------------------------
                                                        2,473,198      1,700,641
Inventory valuation reserve                              (824,724)      (617,728)
                                                     ----------------------------
                                                     $  1,648,474    $ 1,082,913
                                                     ----------------------------
                                                     ----------------------------

3. LEASES

Prior to 1997, the Company entered into a number of capital leases for property and equipment used in the Company's offices, of which $528,187 were entered into during 1996.

The Company's leased equipment, included in property and equipment, is as follows:

                                                       September 30   December 31
                                                           1997          1996
                                                     ----------------------------
Laboratory and manufacturing equipment                 $  882,195     $  886,428
Computer equipment                                        482,086        519,699
Furniture and fixtures                                    204,332        226,832
                                                     ----------------------------
                                                        1,568,613      1,632,959
Accumulated amortization                               (1,050,373)      (817,385)
                                                     ----------------------------
                                                       $  518,240     $  815,574
                                                     ----------------------------
                                                     ----------------------------

Future minimum lease payments under capital leases in effect at September 30, 1997 are as follows:

Twelve months ended September 30:
  1998                                                 $  549,713
  1999                                                    251,949
  2000                                                     58,015
                                                       ----------
Total                                                     859,677
Less amounts representing interest                       (123,566)
                                                       ----------
Present value of minimum lease payments                   736,111
Less current portion                                     (499,309)
                                                       ----------
Long-term capital lease obligations                    $  236,802
                                                       ----------
                                                       ----------

                           NetEdge Systems, Inc.

3. LEASES (CONTINUED)

The Company has entered into various noncancellable operating leases for the rental of office facilities and equipment as well as certain month to month leases. Future minimum lease payments under these leases at September 30, 1997 are as follows:

Twelve months ended September 30:
  1998                                                  $   447,507
  1999                                                      447,507
  2000                                                      418,585
  2001                                                      412,800
  2002                                                      412,800
  Thereafter                                              3,096,000
                                                       ------------
Total                                                  $  5,235,199
                                                       ------------
                                                       ------------

Total rent expense, including month to month leases, was $517,000 during the nine months ended September 30, 1997 and $622,000 during the year ended December 31, 1996.

4. REVOLVING CREDIT AGREEMENT

The terms of the revolving credit agreement with one of the Company's banks stipulated that the Company could borrow up to 85% of the value of its eligible accounts receivable and up to 50% of the value of its eligible inventory up to a combined maximum of $5,000,000. The agreement entitled the bank to a perfected security interest in the Company's inventory and related accounts receivable equal to the amount drawn on the line of credit. The agreement contained restrictive financial covenants, including tangible net worth and operating requirements. Borrowings under the revolving credit agreement were $2,000,000 at December 31, 1996, which were repaid at maturity in May, 1997.

On September 30, 1997, the Company entered into a revolving credit agreement with a bank which stipulates that the Company may borrow up to 80% of the value of its eligible accounts receivable up to a maximum of $2,000,000. The Company must establish the amount eligible for borrowing monthly and must repay any excess borrowings or may borrow additional amounts, if eligible. The agreement entitles the bank to a perfected security interest in substantially all of the assets of the Company. The agreement contains reporting requirements and restrictive financial covenants, including tangible net worth and operating requirements. The agreement will terminate on September 29, 1998, at which time any outstanding balance will be payable in full. Interest is payable monthly at the bank's published prime rate (8.5% at September 30, 1997) plus 1%. As of September 30, 1997, there is no outstanding balance.

                               NetEdge Systems, Inc.

5. REDEEMABLE PREFERRED STOCKS

As part of the merger transaction described in Note 1, the holders of redeemable preferred stock of FiberCom exchanged their shares for redeemable preferred stock of NetEdge on a one for one basis.

The Class A, Class B and Class C redeemable preferred stocks ("Class A Preferred," "Class B Preferred" and "Class C Preferred," respectively) are convertible into common stock at a conversion ratio of 40 shares of common stock for each share of preferred stock. The conversion prices are $.775, $1.75 and $2.925 per common share for the Class A, Class B and Class C Preferred, respectively. If common stock or any equity security to acquire common stock is issued that would result in common stock being issued at a price less than the conversion price, the conversion price is automatically adjusted to a lower amount to ratably reflect such issuance. Issuance of common stock under the incentive stock option plans is exempt from affecting the conversion price. The Class A, Class B and Class C Preferred are subject to automatic conversion in the event of a public offering for which the aggregate proceeds exceed $7.5 million at a per share price of at least $1.937, $3.50 and $4.00 per share, respectively. There are 4,157,640 shares of common stock reserved for conversion of Class A, Class B and Class C Preferred at September 30, 1997.

The Company issued 2,768,750 shares of Class D redeemable preferred stock ("Class D Preferred") at an issuance price of $4 per share on August 4, 1995. Shares of Class D Preferred may be converted at any time into fully paid and non-assessable shares of common stock. Each share will automatically be converted into common stock in the event of a public offering in which the gross proceeds equals or exceeds $15,000,000 at a per share price of at least $8.00. At September 30, 1997, the conversion ratio was one share of common stock for each share of preferred stock and the conversion ratio is subject to adjustment upon the issuance of additional common stock. There are 2,768,750 shares of common stock reserved for conversion of the Class D Preferred at September 30, 1997.

On May 2, 1997, the Company sold 2,100,000 shares of Class E redeemable preferred stock ("Class E Preferred") and 2,100,000 detachable warrants to purchase the Company's common stock for aggregate proceeds of $8,400,000. The Class E Preferred is initially convertible at the option of the holder into the number of shares of common stock as determined by dividing $4.00 by the conversion price. The initial conversion price is $4.00, subject to adjustment upon the occurrence of certain events as described in the agreement. The Class E Preferred will automatically convert into common shares, at the then applicable conversion price, in the event of an underwritten public offering of the Company's common shares in which the gross proceeds to the Company exceed $20,000,000 and the public offering price per share is not less than $8 per share. The warrants issued have an initial exercise price of $5 per share and expire seven years from the date of issuance. The warrants had negligible value at the time of issuance. There are 4,200,000 shares of common stock reserved for the conversion of Class E Preferred and exercise of the warrants at September 30, 1997.

Under the original agreements, each holder of Class A and Class B Preferred was entitled, at any time after September 30, 1992, to compel the Company to redeem all shares of Class A and Class B Preferred. Holders of Class A and Class B Preferred have agreed to postpone redemption until August 4, 2000.

The Class C Preferred was originally subject to mandatory redemption in the amount of $850,044 per year for the three years ending September 30, 1992, 1993 and 1994. To date, the Company has paid $899,799 in connection with redemptions of Class C Preferred shares, with the remaining holders postponing redemption until September 30, 1998.

                          NetEdge Systems, Inc.

5. REDEEMABLE PREFERRED STOCKS (CONTINUED)

At the option of each individual holder of Class D Preferred, commencing on August 4, 2000 and continuing on each anniversary thereafter, the Company may be required to redeem the number of shares specified in redemption requests, by paying the original purchase price plus all declared but unpaid dividends. On each date, the Company cannot be required to redeem in excess of 25% of the number of shares of Class D Preferred originally issued.

At the individual option of each holder of the Class E Preferred, the Company will redeem 25% of the outstanding Class E shares at an initial redemption price of $4 per share on or after each of May 1, 2002, May 1, 2003, May 1, 2004, and May 1, 2005. Under terms of the agreement, no other class of preferred may be redeemed prior to Class E Preferred.

Under the most restrictive provisions of the aforementioned securities, the Company cannot be required to redeem or purchase any shares of its common stock except in accordance with incentive stock option plans. Class A, B and C Preferred stockholders are entitled to dividends, to the extent that dividends are declared on common stock. Such dividends will be based on the number of common shares into which each share of preferred stock can be converted. The holders of Class D and Class E Preferred shall be entitled to receive, when and if declared, annual noncumulative dividends at the per annum rate of $.36 per share. The agreements also define rights to participate in sales of additional securities of the Company. In the event the funds of the company legally available for redemption of the Class A, Class B and Class C Preferred are insufficient to redeem the total number of shares, the Company shall apply 33 1/3 percent of the legally available funds to each class of preferred stock until the Company has redeemed the number of shares it has become obligated to redeem. Class E holders, in the event of liquidation, dissolution or winding up of the Corporation, shall be entitled to be paid out of the assets of the Corporation prior and in preference to the holders of Common Stock, Class A, Class B, Class C and Class D Preferred. Class D holders, in the event of liquidation, dissolution or winding up of the Corporation, shall be entitled to be paid out of the assets of the Corporation prior and in preference to the holders of Common Stock, Class A, Class B and Class C Preferred. The liquidation preference shall be a per share amount equal to the sum of $4.00 plus all declared but unpaid dividends.

6. STOCK COMPENSATION PLANS

On December 1, 1995, the stockholders approved incentive stock option plans which provide for the granting of options covering up to 2,000,000 shares of the Company's common stock to certain employees. In addition, the Company agreed to convert FiberCom's option agreements, which were approved by the stockholders at various times for the granting of options up to 3,632,400 shares of common stock, to options to purchase the same number of shares of common stock of NetEdge.

Under terms of the plans, options may not be granted at less than fair market value as of the date of the grant as determined by the Board of Directors. Options granted under the plans generally become exercisable 25% beginning one year after the date of grant, and 1/48th per month commencing on the thirteenth month after the date of grant. Such options expire not later than ten years after the date of grant.

The Company has elected to continue to follow Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees" ("APB 25") and related interpretations in accounting for its employee stock options. Under APB 25, because the exercise price of the Company's employee stock options equals the market price of the underlying stock on the date of grant, no compensation expense is recognized.

                          NetEdge Systems, Inc.

6. STOCK COMPENSATION PLANS (CONTINUED)

Pro forma information regarding net loss is required by SFAS 123, and has been determined as if the Company accounted for its employee stock options granted subsequent to December 31, 1994 under the fair value method as prescribed by SFAS 123. The fair value of these options was estimated at the date of grant using the minimum value option pricing model with the following weighted-average assumptions at September 30, 1997 and December 31, 1996, respectively: risk-free interest rates of 6.00% and 6.24%; no dividend yield and a weighted-average expected life of the options of 4.5 and 5 years.

Option valuation models require the input of highly subjective assumptions. Changes in the subjective input assumptions can materially affect the fair value estimates. Had the compensation cost for the Company's stock option plans been determined based on the fair value at the date of grant for awards in 1997 and 1996 consistent with the provisions of SFAS 123, the Company's net loss would have been increased to the pro forma amounts indicated below:

                                                   Nine months
                                                       ended        Year ended
                                                    September 30    December 31
                                                        1997           1996
                                                   -----------------------------
Net loss - as reported                             $  (9,563,373) $  (7,416,565)
Net loss - pro forma                               $  (9,698,374) $  (7,584,568)

The following table summarizes information about stock options outstanding at September 30, 1997:

                                                                              Options Outstanding
                                                                           ---------------------------
                                                                                            Weighted
                                                         Shares Available    Number          Average
                                                           for Grant       of Shares     Exercise Price
                                                         ---------------------------------------------
Balances at December 31, 1995                             2,162,639        2,278,021        $1.0970
  Options granted                                        (1,066,475)       1,066,475         3.0807
  Options canceled                                          317,909         (317,909)        1.3505
  Options exercised                                               -         (212,918)        0.9372
                                                         ---------------------------------------------
Balances at December 31, 1996                             1,414,073        2,813,669         1.8229
  Options granted                                        (1,838,590)       1,838,590         0.3120
  Options canceled                                          582,185         (582,185)        1.4494
  Options exercised                                               -          (99,788)        0.9628
                                                         ---------------------------------------------
Balances at September 30, 1997                              157,668        3,970,286         $1.0171
                                                         ---------------------------------------------
                                                         ---------------------------------------------

                                  NetEdge Systems, Inc.

6.  STOCK COMPENSATION PLANS (CONTINUED)

In June, 1997, 310,000 option grants to certain terminated employees were amended to accelerate the vesting period, extend the exercise period and reduce the exercise price to $.10 per share, the estimated fair value of the stock at that date.

The weighted-average grant-date fair value of options granted was $.08 for options granted during the nine months ended September 30, 1997 and $.83 for options granted during the year ended December 31, 1996.

At December 31, 1996, options to purchase 1,046,134 shares were exercisable with a weighted average exercise price of $1.0526. At September 30, 1997 option summary information was as follows:

                                                          Options Outstanding
                                                   ---------------------------------------
                                                                       Weighted-Average
                                                                             Number
                                                    Number Outstanding      Remaining       Exercisable at
                                                      at September 30      Contractual        September 30
Exercise Prices                                             1997             Life                1997
-----------------------------------------------------------------------------------------------------------
$0.10                                                   1,548,464          9.79                   66,254
$1.00                                                     892,625          6.79                  708,865
$1.50                                                     557,982          8.06                  290,249
$1.75                                                     568,750          9.09                   74,099
$2.50                                                     296,749          8.39                  118,124
$4.00                                                     105,716          8.51                   22,145
                                                     ------------------------------------------------------
                                                        3,970,286          8.64                1,279,736
                                                     ------------------------------------------------------
                                                     ------------------------------------------------------

                                 NetEdge Systems, Inc.

7.  COMMON STOCK RESERVED FOR FUTURE ISSUANCE

The Company has reserved authorized shares of common stock for future issuance as follows:

                                                      September 30   December 31
                                                          1997           1996
                                                    ------------------------------
Redeemable convertible preferred stock:
  Class A                                                 2,258,080      2,258,080
  Class B                                                 1,442,760      1,442,760
  Class C                                                   456,800        456,800
  Class D                                                 2,768,750      2,768,750
  Class E                                                 2,100,000              -
Outstanding warrants                                      2,100,000        480,920
Outstanding stock options                                 3,970,286      2,813,669
Possible future issuance under stock
  compensation plans                                        157,668      1,414,073
                                                    ------------------------------
Total shares reserved                                    15,254,344     11,635,052
                                                    ------------------------------
                                                    ------------------------------

8. INCOME TAXES

At September 30, 1997, the Company has net operating loss carryforwards of approximately $21,000,000 for income tax purposes that begin to expire in 2010 and research and development tax credits of approximately $890,000 that begins to expire in 1999. For financial reporting purposes, a valuation allowance has been recognized to offset the deferred tax assets related to those carryforwards. When and if realized, the tax benefit for those items will be reflected in current operations as a reduction of income tax expense. The Company had no significant deferred tax liabilities. Significant components of the Company's deferred tax assets are as follows:

                                                      September 30   December 31
                                                           1997         1996
                                                    ------------------------------
Deferred tax assets:
  Net operating loss carryforwards                     $  8,400,000   $  4,554,000
  Research and development credit carryforwards             890,000        631,000
  Alternative minimum tax carryforwards                   1,004,000      1,004,000
  Reserves and other                                      1,006,000      1,141,000
                                                    ------------------------------
Total deferred tax assets                                11,300,000      7,330,000
Valuation allowance for deferred tax assets             (11,300,000)    (7,330,000)
                                                    ------------------------------
Net deferred tax assets                                $          -   $          -
                                                    ------------------------------
                                                    ------------------------------

                          NetEdge Systems, Inc.

9. RETIREMENT PLAN

The Company has a qualified 401(k) Retirement Plan. Substantially all full-time employees are eligible to participate and participants may contribute from 1 percent to 10 percent of their compensation to the Plan.
The Company matches 50 percent of each participant's contribution, with the Company's portion not to exceed 2 percent of each participant's compensation. Total expense for the plan was approximately $100,000 during the nine months ended September 30, 1997 and $118,000 during the year ended December 31, 1996.

10.  RESTRUCTURING CHARGES

During the second quarter of 1997, the Company recorded restructuring charges of approximately $717,000 related to the Company's efforts to enhance overall competitiveness, productivity and efficiency through the reduction of overhead costs. This charge principally reflects the severance costs resulting from workforce reductions and realignments throughout the Company. To date, payments approximating $437,000 have been made related to the restructuring.

11. COMMITMENT AND CONTINGENCIES

The Company has outstanding purchase commitments for inventory of approximately $692,000 of which approximately $432,000 was non-cancelable at September 30, 1997. Such commitments were at prices not in excess of current market prices.

During 1997, the Company's Board of Directors approved retention bonuses to be paid to certain employees who remained with NetEdge until it could be sold or merged. The bonus was established as 10% of the net sales price of the Company, with a minimum bonus amount of $1.5 million. As of September 30, 1997, the Company had accrued $1,369,000 as a pro rata portion of the anticipated retention bonus.

During 1996, the Company entered into an agreement with a third party pursuant to which the third party would act as the Company's exclusive financial advisor in connection with a possible sale, merger or other strategic combination. The terms of the agreement stipulate that should such a transaction be consummated, NetEdge would be required to pay a transaction fee calculated as a percentage of the aggregate value of the transaction, with a minimum transaction fee amount of $1.5 million. If no such transaction is consummated within one year of the termination of the agreement, the Company will not be obligated to pay the transaction fee, but would instead pay an advisory fee based on actual time and expenses incurred.

On October 26, 1997, the Company signed a letter of intent to be sold to a corporate purchaser. Assuming the sale is consummated as planned, the closing is expected to occur in the fourth quarter of 1997.

Item 7. (b) Pro Forma Financial Information

             LARSCOM INCORPORATED AND NETEDGE SYSTEMS, INC.
              PRO FORMA COMBINED CONDENSED BALANCE SHEET
               (in thousands, except per share data)
                           (Unaudited)

                              ASSETS

                                                                            September 30, 1997
                                                         ---------------------------------------------------------
                                                         Historical     Historical    Pro Forma         Pro Forma
                                                          Larscom        NetEdge      Adjustments       Combined
                                                         ----------     ----------    -----------       ----------
Current assets:
 Cash and cash equivalents                                $25,530         $1,063       $(25,793)(a)    $   800
 Short-term investments                                    23,732                             -         23,732
 Accounts receivable, net                                  11,299          1,124                        12,423
 Inventories                                               11,483          1,648            450(b)      13,581
 Deferred income taxes                                      2,418              -              -          2,418
 Prepaid expenses and other current assets                  3,240            158                         3,398
                                                          -------         ------       --------        -------
  Total current assets                                     77,702          3,993        (25,343)        56,352
Property and equipment, net                                 6,313          2,697                         9,010
Intangible assets, net                                          -              -          9,446(a)(c)    9,446
Deferred income taxes                                           -              -          7,947(d)       7,947
Other assets                                                  387            126                           513
                                                          -------         ------       --------        -------
  Total assets                                            $84,402         $6,816        $(7,950)       $83,268
                                                          -------         ------       --------        -------
                                                          -------         ------       --------        -------

                                                LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
 Current portion of long term debt                        $     -       $    499        $     -       $   499
 Accounts payable                                           4,270          1,870              -         6,140
 Accrued expenses and other current liabilities             7,217          2,651          5,782(a)     15,650
 Due to Axel Johnson                                          597              -              -           597
                                                          -------       --------       --------       -------
  Total current liabilities                                12,084          5,020          5,782        22,886

Long-term debt                                                  -            237              -           237

Preferred Stock                                                 -         25,080        (25,080)(f)         -

Stockholders' equity:
 Common Stock                                                 181             53            (53)(f)       181
 Additional paid-in capital                                80,929         17,475        (17,475)(f)    80,929
 Accumulated deficit                                       (8,792)       (41,049)        28,876(d)(f) (20,965)
                                                          -------       --------       --------       -------
  Total stockholders' equity                               72,318        (23,521)        11,348        60,145
                                                          -------       --------       --------       -------
  Total liabilities and stockholders' equity              $84,402       $  6,816       $ (7,950)      $83,268
                                                          -------       --------       --------       -------
                                                          -------       --------       --------       -------

                 LARSCOM INCORPORATED AND NETEDGE SYSTEMS, INC.
            PRO FORMA COMBINED CONDENSED STATEMENTS OF OPERATIONS
                 (in thousands, except per share data)

                                                                   Nine Months Ended September 30, 1997
                                                         ----------------------------------------------------
                                                         Historical    Historical   Pro Forma       Pro Forma
                                                          Larscom       NetEdge     Adjustments      Combined
                                                         ----------    ----------   -----------     ----------
Revenues                                                  $54,894         $8,156      $     -        $63,050
Cost of revenues                                           23,815          4,399        1,288(c)      29,502
                                                          -------         ------      -------        --------
 Gross profit                                              31,079          3,757       (1,288)        33,548
                                                          -------         ------      -------        --------

Operating expenses:
 Research and development                                   7,052          5,268            -         12,320
 Selling, general and administrative                       15,411          5,873           97(c)      21,381
 Retention bonus and restructuring charge                       -          2,086       (1,369)(a)        717
                                                          -------         ------      -------        --------
  Total operating expenses                                 22,463         13,227       (1,272)        34,418
                                                          -------         ------      -------        --------

Income/(loss) from operations                               8,616         (9,470)         (16)          (870)
Interest expense                                              (56)          (166)           -           (222)
Interest income                                             1,333             73       (1,170)(e)        236
                                                          -------         ------      -------        --------
Income/(loss) before income taxes                           9,893         (9,563)      (1,186)          (856)
Income tax provision/(benefit)                              3,561              -       (3,561)(g)          -
                                                          -------         ------      -------        --------
Net income/(loss)                                         $ 6,332        $(9,563)     $ 2,375          $(856)
                                                          -------         ------      -------        --------
                                                          -------         ------      -------        --------

Basic and diluted earnings/(loss) loss per share            $0.35                                     $(0.05)
Basic and diluted weighted average shares                  18,058                                     18,058

                 LARSCOM INCORPORATED AND NETEDGE SYSTEMS, INC.
            PRO FORMA COMBINED CONDENSED  STATEMENTS OF OPERATIONS
                   (in thousands, except per share data)

                                                                   Year Ended December 31, 1996
                                                         ------------------------------------------------------
                                                         Historical    Historical      Pro Forma     Pro Forma
                                                          Larscom        NetEdge       Adjustments    Combined
                                                         ----------    -----------     -----------   ----------
Revenues                                                  $66,444        $17,310      $       -        $83,754
Cost of revenues                                           29,949          8,575          1,718(c)      40,242
                                                          -------        -------      ---------        -------
 Gross profit                                              36,495          8,735         (1,718)        43,512
                                                          -------        -------      ---------        -------

Operating expenses:
 Research and development                                   8,123          6,881              -         15,004
 Selling, general and administrative                       19,408          9,231            129(c)      28,768
                                                          -------        -------      ---------        -------
  Total operating expenses                                 27,531         16,112            129         43,772
                                                          -------        -------      ---------        -------

Income/(loss) from operations                               8,964         (7,377)        (1,847)          (260)
Interest expense charged by Axel Johnson                     (630)             -              -           (630)
Interest expense                                                -           (263)        (2,210)(e)     (2,473)
Interest income                                                33            223              -            256
                                                          -------        -------      ---------        -------
Income/(loss) before income taxes                           8,367         (7,417)        (4,057)        (3,107)
Income tax provision/(benefit)                              3,437              -         (3,437)(g)          -
                                                          -------        -------      ---------        -------
Net income/(loss)                                         $ 4,930        $(7,417)         $(620)       $(3,107)
                                                          -------        -------      ---------        -------
                                                          -------        -------      ---------        -------

Basic and diluted earnings/(loss) per share                 $0.41                                       $(0.26)
Basic and diluted weighted average shares                  12,107                                       12,107


NOTES TO PRO FORMA COMBINED CONDENSED FINANCIAL STATEMENTS


NOTE 1 - BASIS OF PRESENTATION

     The unaudited pro forma combined condensed consolidated financial statements give effect to the acquisition of NetEdge Systems, Inc. ("NetEdge") by Larsom Incorporated ("Larscom") under the purchase method of accounting. The unaudited pro forma combined condensed consolidated balance sheet combines Larscom's unaudited consolidated balance sheet and NetEdge's unaudited balance sheet at September 30, 1997 as if the acquisition had occurred on September 30, 1997. The unaudited pro forma combined condensed consolidated statement of operations combine the historical results of operations of Larscom and NetEdge, for the nine months ended September 30, 1997, and year ended December 31, 1996, as if the acquisition had occurred on January 1, 1996.

     The unaudited pro forma combined condensed consolidated financial statements do not reflect cost savings and synergies which might be achieved from the acquisition. The unaudited pro forma combined condensed consolidated financial statements do not purport to be indicative of the operating results or financial position that would have been achieved had the acquisition been effected for the period indicated or the results or financial position which may be obtained in the future.

     These combined condensed consolidated pro forma financial statements are based on and should be read in conjunction with the historical audited and unaudited consolidated financial statements of Larscom, including the notes thereto, and the audited historical financial statements of NetEdge, including the notes thereto.

NOTE 2 - PRO FORMA ADJUSTMENTS

     The following adjustments were applied to the historical condensed financial statements to arrive at the pro-forma combined condensed financial statements.

(a) On December 31, 1997, the Company completed its acquisition of NetEdge Systems, Inc. The acquisition will be accounted for using the purchase method; accordingly, the purchase price will be allocated to the assets acquired and liabilities assumed based on their estimated fair values as of the acquisition date. The allocation of the purchase price assuming the acquisition occurred as of September 30, 1997 for pro forma purposes is as follows:

Cash paid                                            $25,793,000
Estimated acquisition costs                            1,782,000
                                                     -----------
                                                     $27,575,000
                                                     -----------

Tangible assets                                      $ 7,266,000
In-process research and development                   20,120,000
Other tangible assets                                  9,446,000
Liabilities assumed                                   (9,257,000)
                                                     -----------
                                                     $27,575,000
                                                     -----------

     Liabilities assumed includes amounts which were not included in the historic NetEdge financial statements related to the payment of sellers' transaction costs of $1,825,000 and additional retention bonuses and severance costs of $2,175,000. Retention bonuses related to the acquisition of $1,369,000 were eliminated in the pro forma combined condensed statement of operations for the nine months ended September 30, 1997.

(b) Represents increase in inventory to adjust to fair value in accordance with Accounting Principles Board Opinion No. 16.

(c) Represents adjustments for capitalized intangibles and related amortization as follows:

                                                                            Useful
                                                                           Economic
Intangible Assets                                        Amount             Life
-----------------                                      ----------         ---------
Acquired Technology                                    $8,590,000              5
Trademark                                                 560,000              7
Purchase price in excess of fair value of
   assets acquired                                        296,000              6
                                                       ----------
                                                       $9,446,000

(d) On the acquisition date Larscom recorded a charge of $20,120,000 related to the in-process research and development. The Company also recorded a deferred tax asset of $7,947,000 related to this charge. This resulted in a charge to retained earnings of $12,173,000 in the pro forma balance sheet.

(e) Reflects adjustment for interest on debt assumed to be incurred to finance the acquisition. The debt was assumed to be repaid with the proceeds of Larscom's initial public offering in December 1996. Thereafter interest income is assumed to be reduced as a result of lower cash, cash equivalents and short-term investments.

(f)  Represents adjustment to eliminate NetEdge's equity balances.

(g) Represents the elimination of income tax expense based on pro forma loss for the period.

Item 7 (c)  Exhibits


Exhibit
Number         Exhibit Title
--------       --------------
2.1            Agreement and Plan of Reorganization, dated as of December 2, 1997, among Larscom Incorporated, a Delaware corporation, LPH Acquisition
               Corp., a Delaware corporation and a wholly-owned subsidiary of Larscom, and NetEdge Systems, Inc., a Delaware corporation.*


23.1           Consent of Ernst & Young LLP

--------------
*  Previously filed

                            SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                       LARSCOM INCORPORATED



Dated:  March 13, 1998                  By:  /s/ Bruce D. Horn
                                             ------------------------
                                             Bruce D. Horn
                                             Vice President, Finance
                                             and Chief Financial
                                             Officer (Principal Financial
                                             and Accounting
                                             Officer)